Rule 424 (b) (2)
                                                              File No. 033-61077
SUPPLEMENT DATED JANUARY 29, 1996
(To Prospectus dated September 7, 1995)

                                  $20,000,000

                        CHURCH LOANS & INVESTMENTS TRUST
                         A Real Estate Investment Trust

                     Secured Savings Certificates, Series O

     The following replaces the current rates of interest payable by the Trust upon Certificates offered as show on the first page of the Prospectus:

              Duration          $1,000-$99,999 $100,000-$249,999 $250,000 & Up
        ------------------      -------------- ----------------- -------------

        Less than 6 months             5.25%          5.75%          6.00%
        6 months .........             5.50%          6.00%          6.25%
        12 months ........             5.75%          6.50%          6.75%
        18 months ........             6.00%          6.75%          7.00%
        30 months and over             6.25%          7.25%          7.50%